sample aaa

NUMBER

SHARES

MASTERBEAT CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 576363 10 5

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

MASTERBEAT CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CHIEF EXECUTIVE OFFICER

DATED:

Countersigned and Registered:

SIGNATURE STOCK TRANSFER, INC.
(Addison, Texas) Transfer Agent

By

Authorized Signature


MASTERBEAT CORPORATION
CORPORATE
Seal
DELAWARE